ARTICLES OF INCORPORATION

                                                        OF

                                              WB INTERNATIONAL, INC.


          The undersigned, desiring to form a corporation for profit under the General Corporation Law of Nevada, does hereby certify:

          FIRST: The name of the corporation shall be WB International, Inc.

          SECOND: The name of the natural person or corporation designated as the Corporation's resident agent is Robert Horn, whose address is 2241 Park Place, Suite E, Minden, Nevada 89423.

          THIRD: The purpose for which the corporation is formed is to engage in any lawful activity.

          FOURTH: A. The maximum number of shares of all classes which the Corporation is authorized to have outstanding is Fifty Million (50,000,000) shares, consisting of Forty Five Million (45,000,000) shares of Common Stock, all par value $.001, and Five Million (5,000,000) shares of Preferred Stock, all par value $.001. The holders of Preferred Stock shall have such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors.

          B. 1. Initial Issuance. Initially there shall be authorized 500,000 shares of preferred stock, designated as the Series A
Preferred Stock, having the voting powers, preferences, relative, participating, limitations, qualifications optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

          2.                                Dividend Provisions.  The holders of
 shares of Series A
Preferred Stock shall be entitled to receive, a 12% annual cumulative dividend, payable on the first day of June and December commencing on December 1, 1998. In the option of the Corporation, such dividend may be paid in cash or in Common Stock valued at market price, or a combination thereof. Each share of Series A Preferred Stock shall rank on a parity with each other share of Series A Preferred Stock with respect to dividends.

          3.
  Redemption Provisions. The Series A Preferred Stock is not redeemable except with the written consent of the holders thereof.

          4. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall be entitled to receive an amount equal to $1.00 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for the Series A Preferred Stock and all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the common stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid the Corporation's Series A Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the Series A Preferred Stock, then to any other series of Preferred Stock hereafter authorized and issued, all of which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the common stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series A
Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Nevada General Corporation Law and (iii) the rights contained in other Sections hereof.

          5. Conversion Provisions. The holders of shares of Series A Preferred Stock shall have conversion rights as follows (the
"Conversion Rights"):

          (a) Right to Convert. (1) Each share of Series A Preferred Stock (the "Preferred Shares") shall be convertible, at the option of its holder, at any time, one year after initial issuance thereof at the option of the Corporation, into one share of common stock of the Company (the "Common Stock"), increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock dividend (the "Conversion Rate").

          (2) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Shares, and in lieu thereof the number of shares of Common Stock issuable for each Preferred Share converted shall be rounded to the nearest whole number. Such number of whole shares of Common Stock issuable upon the conversion of one Preferred Share shall be multiplied by the number of Preferred Shares submitted for conversion pursuant to the Notice of Conversion (defined below) to determine the total number of shares of Common Stock issuable in connection with any conversion.

          (3) In order to convert the Preferred Shares into shares of Common Stock, the holder of the Preferred Shares shall: (i) complete, execute and deliver to the Corporation the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"); and (ii) surrender the certificate or certificates representing the Preferred Shares being converted (the "Converted Certificate") to the Corporation.

          (4) Upon receipt of a Notice of Conversion, the Corporation shall absolutely and unconditionally be obligated to cause a certificate of certificates representing the number of shares of Common Stock to which a converting holder of Preferred Shares shall be entitled as provided herein, which shares shall constitute fully paid and nonassessable shares of Common Stock that are freely transferable on the books and records of the Corporation and its transfer agents, to be issued to, delivered by overnight courier to, and received by such holder by the fifth (5th) calendar day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

          (5) No less than 25 shares of Series A Preferred Stock may be converted at any one time, unless the holder then holds less than 25 shares and converts all shares at that time.

          (b) Adjustments to Conversion Rate. (1) Reclassification, Exchange and Substitution. If the Common Stock issuable on conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Preferred Stock immediately before that change.

          (2) Reorganizations, Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (5) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Series A Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

          (c) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

          (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series C Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

          (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Rate then in effect, to effect the conversion of all then outstanding shares of the Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims and damages to which the holders of the Series A Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Corporation to fulfill its obligations to the holders hereunder, the Corporation will take any and all corporate or other action as may, in the opinion of its counsel, be helpful, appropriate or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) Notices. Any notices required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address of such holder or its representative as such holder may direct.

          6. Voting Provisions. Except as otherwise expressly provided or required by law, the Series A Preferred Stock shall vote as a class with the holders of Common Stock.

          FIFTH: The members of the governing body shall be styled directors and the initial number of directors shall be 3. The name and office addresses of the first Board of Directors, to serve until their successors are elected and qualified, are as follows:

          Robert Horn, 2241 Park Place, Suite E, Minden, Nevada 89423, and

          Kirk Johnson, 2241 Park Place, Suite E, Minden, Nevada 89423, and

          Frank Howard, 2241 Park Place, Suite E, Minden, Nevada 89423.

The number of directors may be increased or decreased (but not less than one) pursuant to the provisions of the corporation's bylaws and Chapter 78 of the Nevada Revised Statutes.

          SIXTH: No capital stock issued by the corporation shall be assessable following payment of the subscription price or par value therefor.

          SEVENTH:  The corporation shall have perpetual existence.

          EIGHTH: The incorporator and his post office address is as follows: Jehu Hand, Hand & Hand, 24901 Dana Point Harbor Drive,
Suite 200, Dana Point, California  92629.

 NINTH: Every person who was or is a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the corporation or for its benefit as a director, officer employee or other person of another corporation, partnership, joint venture, trust or enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada as it may be amended from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, agents or other persons may have or hereafter acquire and, without limiting the generality of such statement they shall be entitled to their respective rights or indemnification under any bylaw, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this Article.

 Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or other person of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out os such status whether or not the corporation would have the power to indemnify such person.

 TENTH: A director of officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of the director or officer of the corporation for acts or omissions prior to such repeal or modification.

 ELEVENTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise.

 No transaction, contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any corporation is a member of any firm, a shareholder, director or officer of the corporation or trustee or beneficiary of any trust that is in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction, contract or act of the corporation for any gain or profit directly or indirectly realized by him by reason of the fact that he or any firm in which he is a member or any corporation of which he is a trustee, or beneficiary, is interested in such transaction, contract, or act; provided the fact that such director or officer or such firm, corporation or trust is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his authority, respecting such contract, transaction or act, and any officer of the corporation of which he is a shareholder, director or officer, or any trust of which he is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any statute or rule of law or equity to the contrary (if any there be), his good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

 TWELFTH: No shareholder of the corporation shall have any preemptive rights.

Dated this 26th day of February, 1998.

                                    -----------------------------
                                    Jehu Hand, Incorporator

STATE OF CALIFORNIA                 }
                                    }  ss
COUNTY OF ORANGE                             }

On February 26, 1998, before me, Kimberly Peterson, a Notary Public in and for said State, personally appeared Jehu Hand, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

---------------------------------
Signature